Exhibit 99.2

News Release
For Immediate Release: Dec. 6, 2012

For Further Information
Investor Relations:                     Derek Drysdale, (816) 854-4513, derek.drysdale@hrblock.com
Media Relations:                         Gene King, (816) 854-4672, gene.king@hrblock.com

H&R Block to Hold Investor Conference Today

H&R Block, Inc. (NYSE:HRB) will hold its investor conference today in New York City. The company's senior leaders will outline its growth strategies and outlook for fiscal 2013 and beyond. The conference agenda is as follows:

8:15 – 11:00 a.m. EST - Management Presentations

•	Bill Cobb, President and Chief Executive Officer

•	Jason Houseworth, President, U.S. Tax Services

•	Susan Ehrlich, President, Financial Services

•	Greg Macfarlane, Chief Financial Officer

A question and answer session will follow from approximately 11:00 to 11:30 a.m. EST.

The event will be broadcast live in a listen-only format for the media and public on H&R Block’s investor relations website at http://investors.hrblock.com.  A replay will be available on the company’s website at approximately 1:30 p.m. EST on Dec. 6 and continuing until Feb. 28, 2013.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world’s largest tax services provider, having prepared more than 600 million tax returns worldwide since 1955.  In fiscal 2012, H&R Block had revenues of $2.9 billion and prepared 25.6 million tax returns worldwide. Tax return preparation services are provided in company-owned and franchise retail tax offices by nearly 100,000 professional tax preparers, and through H&R Block At Home™ digital products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Online Press Center.

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